EXHIBIT 21.1
List of Subsidiaries of Duncan Energy Partners L.P.

Name of Subsidiary	Jurisdiction of Formation	Effective Ownership
Acadian Gas, LLC	Delaware	DEP Operating Partnership, L.P. – 66% Enterprise Products Operating L.P. – 33%

Acadian Acquisition, LLC	Delaware	Acadian Gas, LLC – 100%

Acadian Consulting LLC	Delaware	Acadian Gas, LLC – 100%

Acadian Gas Pipeline System	Texas	MCN Acadian Gas Pipeline, LLC – 50% TXO-Acadian Gas Pipeline, LLC – 50%

Calcasieu Gas Gathering System	Texas	MCN Acadian Gas Pipeline, LLC – 50% TXO-Acadian Gas Pipeline, LLC – 50%

Cypress Marketing, LLC	Delaware	Acadian Gas, LLC – 100%

Cypress Gas Pipeline, LLC	Delaware	Acadian Gas, LLC – 100%

DEP OLPGP, LLC	Delaware	Duncan Energy Partners L.P. – 100%

DEP Operating Partnership, L.P.	Delaware	DEP Operating Partnership, L.P. – 0.001% Duncan Energy Partners L.P. – 99.999%

Enterprise Lou-Tex Propylene Pipeline, L.P.	Texas	DEP Operating Partnership, L.P. – 66% Enterprise Products Operating L.P. – 33%

Evangeline Gas Corp.	Delaware	Evangeline Gulf Coast Gas, LLC – 45% Third Parties – 55%

Evangeline Gulf Coast Gas, LLC	Delaware	Acadian Gas, LLC – 100%

Evangeline Gas Pipeline Company, L.P.	Delaware	Evangeline Gulf Coast Gas, LLC – 45% Evangeline Gas Corp. – 10% Third Party – 45%

MCN Acadian Gas Pipeline, LLC	Delaware	Acadian Gas, LLC – 100%

MCN Pelican Interstate Gas, LLC	Delaware	Acadian Gas, LLC – 100%

MCN Pelican Transmission LLC	Delaware	Acadian Gas, LLC – 100%

Mont Belvieu Caverns, LLC	Delaware	DEP Operating Partnership, L.P. – 66% Enterprise Products Operating L.P. – 33%

Neches Pipeline System	Texas	MCN Acadian Gas Pipeline, LLC – 50% TXO-Acadian Gas Pipeline, LLC – 50%

Name of Subsidiary	Jurisdiction of Formation	Effective Ownership
Ponchartrain Natural Gas System	Texas	MCN Acadian Gas Pipeline, LLC – 50% TXO-Acadian Gas Pipeline, LLC – 50%

Sabine Propylene Pipeline, L.P.	Texas	DEP Operating Partnership, L.P. – 66% Enterprise Products Operating L.P. – 33%

South Texas NGL Pipelines, LLC	Delaware	DEP Operating Partnership, L.P. – 66% Enterprise Products Operating L.P. – 33%

Tejas-Magnolia Energy, LLC	Delaware	Ponchartrain Natural Gas System – 96.6% MCN Pelican Interstate Gas, LLC – 3.4%

TXO-Acadian Gas Pipeline, LLC	Delaware	Acadian Gas, LLC – 100%